UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  September 13, 2006  (September 12, 2006)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 1.01	Entry Into a Material Definitive Agreement.

            On September 12, 2006, the Board of Directors (“Board”) of Vanguard Health Systems, Inc. (the “Company”) approved and established the annual performance criteria and targets applicable to the Company’s 2001 Annual Incentive Plan (the “AIP”) for the Company’s fiscal year ending June 30, 2007 (“FY 2007”), in which each of the named executive officers and all of the other executive officers of the Company are participants. Under the AIP, Company officers may receive a cash incentive award based upon the Company’s achievement of certain financial performance targets.

            The performance criteria selected by the Board for use under the AIP for FY 2007 for most of the executive officers are 50% based upon the Company’s consolidated free cash flow (as defined by the Board) and 50% based upon the Company’s consolidated Adjusted EBITDA (defined as earnings before interest expense (net of interest income), income taxes, depreciation and amortization,minority interests, gain or loss on the sale of assets, equity method income or loss, stock compensation, debt extinguishment costs, merger expenses, impairment expense and monitoring fees). However, for executive officers working primarily within a particular reporting region of the Company (“Regional Operating Officers”), the performance criteria selected by the Board for FY 2007 is 100% based upon Adjusted EBITDA for the reporting region.

            The target bonus award as a percentage of base salary that the Company’s named executive officers may receive if both of the Company’s performance targets selected for FY 2007 are achieved are as follows: 100% for Charles N. Martin, Jr., the Company’s Chief Executive Officer; 90% for each of Kent H. Wallace, the Company’s Chief Operating Officer, and Keith B. Pitts, the Company’s Vice Chairman; 70% for Joseph D. Moore, the Company’s Chief Financial Officer; and 65% for Ronald P. Soltman, the Company’s General Counsel. Other executive officers of the Company who are Regional Operating Officers are entitled to participate in the AIP for FY 2007 on the following basis:  70% of base salary if their respective regional Adjusted EBITDA performance targets are met, but also with an opportunity to earn an additional 2% to 38% award for exceeding the target performance Adjusted EBITDA level set for the reporting region. Other executive officers of the Company who are not Regional Operating Officers are entitled to participate in the AIP for FY 2007 on an identical basis to the named executive officers, except that such executive officers have a 60% target bonus award as a percentage of base salary if both of the Company’s performance targets selected for FY 2007 are achieved.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   September 13, 2006                           VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President